SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2011
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02(e) Compensatory Arrangements of Certain Officers.
Grant of Equity Awards

     Effective March 9, 2011, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Waste Management, Inc. (the “Company”) granted equity awards under the Company’s 2009 Stock Incentive Plan (the “Plan”) to each of the Company’s currently-serving named executive officers in the Company’s most recent proxy statement (the “Named Executives”).
     Each of the Named Executives currently serving, David P. Steiner, Chief Executive Officer and President; Robert G. Simpson, Chief Financial Officer; James E. Trevathan, Senior Vice President — Southern Group; and Duane C. Woods, Senior Vice President — Western Group, received performance share units and stock options. The target number of performance share units granted to each of the Named Executives is as follows: Mr. Steiner — 40,263; Mr. Simpson — 10,051; Mr. Trevathan — 7,529; and Mr. Woods — 7,529. The material terms of the performance share units are described below:

PSUs
Performance Calculation Date (“PCD”)	As of December 31, 2013; award (if any) paid out after completion of the audit of the Company’s 2013 year-end financial statements and certification by the Committee of actual level of achievement (“payment date”).

Performance Measure	Return on invested capital.

Range of Possible Awards	0 — 200% of targeted amount, based on actual results achieved.

Death or Disability before PCD	Payable on payment date as if participant had remained an active employee through PCD.

Voluntary Termination before PCD	Immediate forfeiture.

Involuntary Termination other than for Cause or Qualifying Retirement before PCD	Payable on payment date based on actual results, prorated based on portion of performance period completed prior to termination of employment.

Change in Control before PCD	Performance measured at the end of the fiscal quarter immediately prior to the change in control and paid on prorated basis on actual results achieved up to such date. Thereafter, participant also generally receives a replacement award of restricted stock units in the successor entity generally equal to the number of PSUs that would have been earned had no change in control occurred and target performance levels had been met from the time of the change of control through December 31, 2013, converted for any conversion factors in the change in control transaction. The new restricted stock units in the successor entity would vest on December 31, 2013.

     The Committee also granted stock options to the Named Executives to purchase the following number of shares of the Company’s common stock: Mr. Steiner — 583,333; Mr. Simpson — 145,616; Mr. Trevathan — 109,084; and Mr. Woods — 109,084. The material terms of the stock options are described below:

Stock Options
Vesting Schedule	25% on first anniversary 25% on second anniversary 50% on third anniversary.

Term	10 years from date of grant.

Exercise Price	Fair Market Value on date of grant.

Termination of Employment

Death or Disability	All options immediately vest and remain exercisable for one year; but in no event later than the original term.

Qualifying Retirement	Continued vesting and exercisability for three years; but in no event later than the original term.

Involuntary Termination other than for Cause	All options that are then vested are exercisable for 90 days; but in no event later than the original term.

Involuntary Termination for Cause	All options are forfeited, whether or not then exercisable.

Involuntary Termination or Resignation for Good Reason following a Change in Control	All options immediately vest and remain exercisable for three years; but in no event later than the original term.
     The forms of award agreements for the performance share units and the stock options are filed as exhibits to this Form 8-K, and the descriptions of the material terms of the awards are qualified in their entirety by reference to the award agreements.
Amendment of Group Senior Vice President Employment Agreements
     As of March 10, 2011, amendments to our employment agreements with our Group Senior Vice Presidents, including Messrs. Trevathan and Woods, were fully executed and deemed effective as of January 1, 2011. Pursuant to their employment agreements, the Group Senior Vice Presidents are entitled to participate in an annual incentive compensation plan. The amendments to the employment agreements provide that each Group Senior Vice President’s target annual bonus will be seventy-five percent (75%) of his base salary in effect for such year.
     The 2010 target annual bonus of each of Mr. Trevathan and Mr. Woods was eighty-five percent (85%) of base salary. In the process of establishing the 2011 executive compensation program, our Management Development and Compensation Committee determined that the allocation of targeted compensation for our Group Senior Vice President position should be revised to increase the weight of long-term equity compensation for these operational leaders. Accordingly, the employment agreements were amended as discussed herein to reduce emphasis on short-term compensation.
     The full text of the amendments to the employment agreements of Messrs. Trevathan and Woods are filed as exhibits to this Form 8-K, and the descriptions of the amendments are qualified in their entirety by reference to the such exhibits.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of 2011PSU Award Agreement
10.2	Form of 2011 Stock Option Award Agreement
10.3	Amendment to Employment Agreement by and between the Company and Mr. Jim Trevathan
10.4	Amendment to Employment Agreement by and between the Company and Mr. Duane C. Woods

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: March 11, 2011	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit No.	Description of Exhibit
10.l	Form of 2011PSU Award Agreement
10.2	Form of 2011 Stock Option Award Agreement
10.3	Amendment to Employment Agreement by and between the Company and Mr. Jim Trevathan
10.4	Amendment to Employment Agreement by and between the Company and Mr. Duane C. Woods